UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 29, 2021

LANDS' END, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-09769	36-2512786
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Lands’ End Lane Dodgeville, Wisconsin	53595
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (608) 935-9341

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	LE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

          Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to ABL Credit Facility

On July 29, 2021, Lands’ End, Inc. (the “Company”) and certain of its subsidiaries entered into the Third Amendment to Credit Agreement (the “Third Amendment to the ABL Facility”), by and among Wells Fargo Bank, National Association (as administrative agent and collateral agent) and other lender parties under its asset based revolving credit facility.  The Third Amendment to the ABL Facility amends that certain Credit Agreement, dated November 16, 2017, as previously amended by the First Amendment thereto, dated December 3, 2019, and the Second Amendment thereto, dated August 12, 2020 (the “Second Amendment”) (as amended, the “ABL Credit Agreement”).  The Third Amendment to the ABL Facility became effective on July 29, 2021.

Maturity

The Third Amendment to the ABL Facility extends the maturity date of the ABL Credit Agreement from November 16, 2022 to the earlier of (a) July 29, 2026 and (b) June 9, 2025 if, on or prior to such date, (i) the Company’s Term Loan Credit Facility dated September 9, 2020 (the “Term Facility”) has not been refinanced with indebtedness having a maturity date that is more than three (3) months after July 29, 2026, (ii) the maturity date of the Term Facility has not been extended to a date that is more than three (3) months after July 29, 2026, or (iii) the Term Facility has not been repaid in full in accordance with the terms thereof and not replaced with other indebtedness.

Interest Rate

The interest rates per annum applicable to the loans under ABL Credit Agreement are based on a fluctuating rate of interest measured by reference to, at the Company’s election, either (1) an adjusted London inter-bank offered rate (“LIBOR”) plus a borrowing margin, or (2) an alternative base rate (“Base Rate”) plus a borrowing margin. As amended by the Third Amendment to the ABL Facility, the LIBOR floor will be 0.0%, and the borrowing margin under the ABL Credit Agreement will be subject to adjustment based on the average daily total loans outstanding under the ABL Credit Agreement for the preceding fiscal quarter.  For LIBOR loans, the borrowing margin will be, where the average daily total loans outstanding for the previous quarter are (i) less than $95 million, 1.25%, (ii) equal to or greater than $95 million but less than $180 million, 1.50%, and (iii) greater than or equal to $180 million, 1.75%.  For Base Rate loans, the borrowing margin will be, where the average daily total loans outstanding for the previous quarter are (i) less than $95 million, 0.50%, (ii) equal to or greater than $95 million but less than $180 million, 0.75%, and (iii) greater than or equal to $180 million, 1.00%.

Commitment Fee

As amended by the Third Amendment to the ABL Facility, the commitment fee will equal 0.25% multiplied by the actual daily amount by which the aggregate commitments exceed the total outstanding loans and letter of credit obligations in the preceding quarter.

Maintenance of Cash

The Third Amendment to the ABL Facility removed the cash maintenance provision from the ABL Credit Agreement, which provision had been added by the Second Amendment.

 Other Terms

The Third Amendment to the ABL Facility also addresses the borrowing base, eligibility criteria, accounts receivable concentration, and LIBOR replacement, as well as certain compliance and administrative matters.

The foregoing description of the Third Amendment to the ABL Facility is only a summary of the material terms thereof, does not purport to be complete, and is qualified in its entirety by reference to the Third Amendment to Credit Agreement, filed as Exhibit 4.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
Exhibit Number	Exhibit Description
4.1

Third Amendment to ABL Credit Agreement, dated July 29, 2021, by and among Lands’ End, Inc. (as the Lead Borrower), the guarantors party thereto, the lenders party thereto and Wells Fargo Bank, National Association (as administrative agent and collateral agent).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDS' END, INC.

Date: August 4, 2021	By: /s/ Peter L. Gray
Name: Peter L. Gray
Title: Executive Vice President, Chief
Administrative Officer and General Counsel